UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest even reported):  December 12, 2007

Maxus Realty Trust, Inc.
(Exact name of registrant as specified on its charter)

MISSOURI	000-13457	48-1339136
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

104 Armour Road
North Kansas City, Missouri 64116
(Address of principal executive offices) (Zip Code)

(816) 303-4500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to rule 13e-4(c) under the Exchange Act (17 CFR 240.14e-r(c))

Item 8.01 Other.

On December 12, 2007, Maxus Realty Trust, Inc. (the “Company”) received notice from the Nasdaq Stock Market that the Company’s application for transfer of its common stock listing to the Nasdaq Capital Market was accepted.  The listing became effective as of December 14, 2007.  The Company’s application to transfer its listing was in response to a notice from Nasdaq, as reported in the Company’s Form 8-K filed November 28, 2007, that the Company no longer complied with the $10 million minimum stockholders’ equity requirement for inclusion on the Nasdaq Global Market.  The Company believes it will continue to meet the criteria for listing on the Nasdaq Capital Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXUS REALTY TRUST, INC.

Date: December 18, 2007	By:	/s/ David L. Johnson
David L. Johnson
Chairman of the Board, President and Chief
Executive Officer